Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

B. Riley Financial, Inc.

Woodland Hills, California

We hereby consent to the incorporation by reference in this Registration Statement of B. Riley Financial, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements of FBR & Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

McLean, Virginia

February 14, 2020